Exhibit 99.2
                             NEWSOUTH BANCORP, INC.

Item 7 (b). Pro Forma Financial Information

I. Unaudited Pro Forma Condensed Combined Statements of Financial Condition as of September 30, 1999

                                                       Pro Forma
                                                      Acquisition
                                                      Adjustments
Assets                    NewSouth     Green Street     (Note 1)        Combined
                          --------     ------------     --------        --------
                                           (dollars in thousands)

Cash and securities      $   12,434     $   32,088     $  (29,000)(a)  $   15,522
Mortgage backed
 securities                  56,326             --                         56,326
Loans receivable            212,054        126,340           (250)(c)     338,144
Premises and
 equipment                    3,576            433            822 (d)       4,831
FHLB stock                    1,460          1,148                          2,608
Real estate owned               591             12                            603
Accrued interest
 receivable                   2,022              7                          2,029
Goodwill                         --             --            692 (e)         692
Prepaid expenses and
 other assets                 3,842            791           (704)(e)       3,929
                         ----------     ----------     ----------      ----------

Total assets             $  292,305     $  160,819     $  (28,440)     $  424,684
                         ==========     ==========     ==========      ==========

Liabilities and Stockholders' Equity

Liabilities

Deposits                 $  234,618     $  100,833     $               $  335,451
Borrowed money                1,318             --         59,159 (a)      31,477
                                                          (29,000)(a)
Accrued expenses and
 other liabilities            7,606          1,387                          8,993
                         ----------     ----------     ----------      ----------
Total liabilities           243,542        102,220         30,159         375,921

Stockholders' equity         48,763         58,599        (58,599)(b)      48,763
                         ----------     ----------     ----------      ----------
Total liabilities and
Stockholders' equity     $  292,305     $  160,819     $  (28,440)     $  424,684
                         ==========     ==========     ==========      ==========

Note 1. The unaudited pro forma condensed combined statements of financial condition have been prepared to reflect the acquisition of Green Street Fianancial Corp. by NewSouth Bancorp, Inc. for an aggregate price of $59.2 million, representing $15.25 per share of Green Street common stock.

     a. Funds borrowed from the Federal Home Loan Bank of Atlanta, net of repayments.

     b.   The elimination of the stockholders' equity of Green Street.

     c.   Record provision for loan losses.

     d.   Adjust premises and equipment of Green Street to estimated fair value.

     e. Record net merger expenses and goodwill (excess of acquisition cost over the fair value of net assets acquired).

                                                                    Exhibit 99.2
                             NEWSOUTH BANCORP, INC.

Item 7 (b). Pro Forma Financial Information

II. Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended September 30, 1999

                                                           Pro Forma
                                                          Acquisition
                                                          Adjustments
                             NewSouth     Green Street     (Note 1)        Combined
                             --------     ------------     --------        --------
                                            (dollars in thousands)
Interest income             $   23,129     $   11,767     $   (1,595)(b)  $   33,301
Interest expense                 9,979          4,916          1,800 (a)      16,695
                            ----------     ----------     ----------      ----------
                                13,150          6,851         (3,395)         16,606

Provision for loan
 losses                            120              -            250 (c)         370
                            ----------     ----------     ----------      ----------
Net interest income             13,030          6,851         (3,645)         16,236

Other income                     2,874            109                          2,983
Other expenses                  10,255          2,962                         13,217
Goodwill amortization                -              -             69 (d)          69
                            ----------     ----------     ----------      ----------
Income before
 income taxes                    5,649          3,998         (3,714)          5,933
Income taxes                     2,453          1,518         (1,422)(e)       2,549
                            ----------     ----------     ----------      ----------
Net income                  $    3,196     $    2,480     $   (2,292)     $    3,384
                            ==========     ==========     ==========      ==========

Diluted earnings per share  $     0.91                                    $     0.96
                            ==========                                    ==========
Weighted average shares      3,530,811                                     3,530,811
                            ==========                                    ==========

Note 1. The unaudited pro forma condensed combined statements of operations have been prepared to reflect the acquisition of Green Street Fianancial Corp. by NewSouth Bancorp, Inc. Pro forma adjustments are made to reflect:

     a. Interest expense on funds borrowed from the Federal Home Loan Bank of Atlanta ($30.0 million at 6.0%).

     b. Reduction in interest on overnight funds used to repay borrowings ($29.0 million at 5.5%).

     c. Increased provision necessary to maintain adequate loan loss reserve from riskier portfolio.

     d.   Amortization of goodwill on a straight-line basis over 10 years.

     e. Reduction in income taxes relating to foregoing adjustments, excluding goodwill, (39% effective rate).